TO BE EFFECTIVE MARCH 14, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         STRONG EQUITY FUNDS II, INC.

         The undersigned Secretary of Strong Equity Funds II, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong All Cap Value Fund, the Strong Small Company Value Fund, and the Strong Strategic Value Fund, as additional classes of Common Stock.

        "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

        `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES                     AUTHORIZED NUMBER OF SHARES

Strong All Cap Value Fund                            Investor                   Indefinite
Strong Multi Cap Value Fund                          Investor                   Indefinite
Strong Small Company Value Fund                      Investor                   Indefinite
Strong Strategic Value Fund                          Investor                   Indefinite

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on February 1, 2002 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate on this 7th day of March 2002.

                                                 STRONG EQUITY FUNDS II, INC.


                           By: /s/ Susan A. Hollister
                          ----------------------------------------------------
                             Susan A. Hollister
                             Vice President and Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051